As filed with the Securities and Exchange Commission on August 13, 2020

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PANHANDLE OIL AND GAS INC.

(Exact Name of Registrant as Specified in Its Charter)

Oklahoma	73-10557755
(State or Other Jurisdiction Identification No.)	(IRS Employer of Incorporation)

1601 NW Expressway, Suite 1100
Oklahoma City, Oklahoma 73118

(Address of Principal Executive Offices)

Panhandle Oil and Gas Inc. 2010 Restricted Stock Plan

(Full Title of the Plan)

Chad L. Stephens

Chief Executive Officer

Panhandle Oil and Gas Inc.

1601 NW Expressway, Suite 1100
Oklahoma City, Oklahoma 73118

(405) 948-1560

(Name, address, and telephone number, including area code, of agent for service)

Copies To:

Mark L. Jones, Esq.

Baker & Hostetler LLP

811 Main Street, Suite 1100

Houston, Texas 77002

Telephone: (713) 646-1395

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee (3)
Class A Common Stock, par value $0.01666 per share (1)(2)	300,235 shares (3)	$2.40	$720,564	$95.53
Class A Common Stock, par value $0.01666 per share (1)(2)	230,677 shares (4)	$2.40	$553,624	$71.86
Total	530,912 shares	$2.40	$1,274,188	$165.39

(1)

The proposed maximum offering price per share and maximum aggregate offering price for these shares were estimated pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended, or the Securities Act, on the basis of the average of the $2.45 (high) and $2.34 (low) sale price of the Registrant’s Class A common stock, $0.01666 par value per share, or Common Stock, as reported on the New York Stock Exchange on August 10, 2020, which date is within five business days prior to filing this Registration Statement.

(2)

Pursuant to Rule 416(a) of the Securities Act, this registration statement covers, in addition to the shares of Common Stock specified above, an indeterminate number of additional shares of Common Stock that may become issuable as a result of stock splits, stock dividends and similar transactions.

(3)	Represents shares of Common Stock reserved for issuance pursuant to future awards under the Panhandle Oil and Gas Inc. 2010 Restricted Stock Plan.

(4)	Represents shares of restricted Common Stock issued to employees and directors of the Registrant pursuant to the Panhandle Oil and Gas Inc. 2010 Restricted Stock Plan to be registered for resale.

EXPLANATORY NOTE

This Registration Statement on Form S-8 of Panhandle Oil and Gas Inc., or the Company, has been prepared in accordance with the requirements of Form S-8 under the Securities Act to register:

•	230,677 shares of restricted Common Stock previously issued under the Panhandle Oil and Gas Inc. 2010 Restricted Stock Plan, or the Plan; and
•	300,235 shares of Common Stock reserved for future issuance under the Plan.

Shares of Common Stock subject to awards under the Plan that are repurchased or cancelled prior to vesting will again be available for issuance under the Plan. Any such repurchase or cancellation will decrease the number of shares previously issued and equally increase the number of shares reserved for future issuance. The total number of shares previously issued under the Plan and shares reserved for future issuance under the Plan will not exceed 750,000 shares.

This Registration Statement contains two parts. The first part of this Registration Statement contains information required in the Registration Statement pursuant to Form S-8. The second part contains a “reoffer” prospectus prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). The reoffer prospectus permits reoffers and resales of certain shares referred to therein that constitute “control securities” or “restricted securities,” within the meaning of Form S-8, by certain of the Company’s shareholders, as more fully set forth therein. The resale prospectus relates to shares of Common Stock, $0.01666 par value per share, the Registrant previously issued to certain employees and directors of the Company pursuant to the Panhandle Oil and Gas Inc. 2010 Restricted Stock Plan.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I will be sent or given to eligible participants in the Company’s 2010 Restricted Stock Plan as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

 230,677 SHARES OF COMMON STOCK

The individuals named in this prospectus, or the Selling Stockholders, may offer and sell, from time to time, for their own accounts up to an aggregate of 230,677 shares of our Class A common stock, $0.01666 par value per share, which we refer to as our Common Stock. We will not receive any proceeds from any sale of the shares pursuant to this reoffer prospectus. The Selling Stockholders acquired the shares pursuant to the Panhandle Oil and Gas Inc. 2010 Restricted Stock Plan, an employee benefit plans as defined in Rule 405 under Regulation C of the Securities Act of 1933, as amended, or the Securities Act, and the Selling Stockholders may resell all, a portion, or none of the shares from time to time.

The shares are “restricted securities” under the Securities Act before their sale under this reoffer prospectus. This reoffer prospectus has been prepared for the purpose of registering the shares under the Securities Act to allow for future sales by the Selling Stockholders, on a continuous or delayed basis, to the public without restriction. Each Selling Stockholder who sells shares of Common Stock pursuant to this reoffer prospectus may be deemed to be an “underwriter” within the meaning of the Securities Act. Any commissions received by a broker or dealer in connection with resales of shares may be deemed to be underwriting commissions or discounts under the Securities Act.

You should read this reoffer prospectus and any accompanying prospectus supplement carefully before you make your investment decision. The sales may occur in transactions on the New York Stock Exchange, or NYSE, at prevailing market prices or in negotiated transactions. See “Plan of Distribution” beginning on page 12.  We will not receive any proceeds from any of these sales. We are paying the expenses incurred in registering the shares, but all selling and other expenses incurred by each of the Selling Stockholders will be borne by that stockholder.

Investing in our Common Stock involves risks. See “Risk Factors” beginning on page 3 for a discussion of the risks you should consider in connection with an investment in our Common Stock.

Our Common Stock is listed on the NYSE, under the trading symbol “PHX.” The last reported sale price of our Common Stock on the NYSE on August 10, 2020 was $2.39 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this reoffer prospectus. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is August 13, 2020.

i

ABOUT THIS PROSPECTUS

In this prospectus, the “Company,” “Panhandle,” “we,” “us,” “our,” “ours” and similar terms refer to Panhandle Oil and Gas Inc. and its consolidated subsidiaries.

Information on the shares offered pursuant to this reoffer prospectus, as listed below, do not necessarily indicate that the Selling Stockholders presently intend to sell any or all of the shares so listed.

You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus and in any applicable prospectus supplement. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein or therein are accurate only as of the date such information is presented. Our business, financial condition, results of operations and prospects may have changed since that date. You should also read this prospectus together with the additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” This prospectus may be supplemented from time to time to add, update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

The Selling Stockholders are offering the Common Stock only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the sale of the Common Stock in certain jurisdictions may be restricted by law. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Common Stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read on the website of the Securities and Exchange Commission, or SEC, mentioned under the heading “Where You Can Find More Information.”

The market data and certain other statistical information used throughout this prospectus and incorporated by reference herein are based on independent industry publications, government publications and other published independent sources.  Although we believe that these third-party sources are reliable and that the information is accurate and complete, we have not independently verified the information.  Some data is also based on our good faith estimates. While we believe the market data included in this prospectus and the information incorporated herein and therein by reference is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the heading “Risk Factors” beginning on page 3 of this prospectus.

PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in, or incorporated by reference in, this prospectus. It does not contain all of the information you should consider. As such, before making an investment decision, we urge you to carefully read the entire prospectus and documents incorporated by reference herein, especially the risks of investing in our securities as discussed under “Risk Factors” herein and therein.

Overview

We are an owner and manager of perpetual oil and natural gas mineral interests in resource plays in the United States. Our principal business is maximizing the value of our existing mineral and royalty assets through active management and expanding our asset base through acquisitions of additional mineral and royalty interests.

We currently own interests in leasehold acreage and non-operated interests in oil and natural gas properties. Exploration and development of our oil and natural gas properties are conducted by oil and natural gas exploration and production companies, primarily larger independent operating companies. We do not operate any of our oil and natural gas properties. While we previously have been an active working interest participant for many years in wells drilled on our mineral and leasehold acreage, our current focus is on growth through mineral acquisitions and through development of our significant mineral acreage inventory in our core areas of focus, which include the SCOOP/STACK play and Arkoma Stack plays in Oklahoma, the Permian Basin in Texas and New Mexico, the Eagle Ford play in Texas, the Fayetteville play in Arkansas, and the Bakken/Three Forks play in North Dakota. We plan to cease taking any working interest positions on its mineral and leasehold acreage going forward.

Additional Information

Additional information about us can be obtained from the documents incorporated by reference herein. See “Where You Can Find More Information.”

Our Contact Information

Our principal executive offices are located at 1601 NW Expressway, Suite 1100, Oklahoma City, Oklahoma 73118 and our telephone number is (405) 948-1560.

Additional information about us is available on our website at www.panhandleoilandgas.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

RISK FACTORS

Before making an investment decision, you should consider the “Risk Factors” discussed in the section entitled “Risk Factors” contained under Item 1A of Part I of our most recent annual report on Form 10-K, and under “Risk Factors” under Item 1A of Part II of our subsequent quarterly reports on Form 10-Q, as the same may be amended, supplemented or superseded from time to time by our subsequent filings and reports under the Securities Act or the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, each of which are incorporated by reference in this prospectus. For more information, see “Incorporation of Certain Documents by Reference.” The market or trading price of our securities could decline due to any of these risks. In addition, please read “Special Note Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus.

The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in us. You should carefully consider the aforementioned risk factors that are incorporated herein by reference and other information in this prospectus before deciding to become a holder of our Common Stock. The risks and uncertainties described in these incorporated documents and herein are not the only risks and uncertainties that we face.  Additional risks and uncertainties not presently known to us, or that we believe are not material, may also impair our business operations and adversely affect our business.  If any of these risks actually occur, our business, results of operations, financial results and future prospects could be negatively affected to a significant extent.  In that event, the trading price of our Common Stock could decline, and you may lose all or part of your investment in our Common Stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended. Words such as “anticipates”, “plans”, “estimates”, “believes”, “expects”, “intends”, “will”, “should”, “may”, and similar expressions may be used to identify forward-looking statements. These forward-looking statements are based on our management’s belief and assumptions and on information currently available to our management. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.  Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	our ability to execute our business strategies;
•	the volatility of realized oil and natural gas prices;
•	the level of production on our properties;
•	the overall supply and demand for oil and natural gas, regional supply and demand factors, delays, or interruptions of production;
•	our ability to replace our oil and natural gas reserves;
•	our ability to identify, complete, and integrate acquisitions;
•	general economic, business, or industry conditions;
•	competition in the oil and natural gas industry;
•	the ability of our operators to obtain capital or financing needed for development and exploration operations;
•	title defects in the properties in which we invest;
•	the availability or cost of rigs, equipment, raw materials, supplies, oilfield services, or personnel;
•	restrictions on the use of water for hydraulic fracturing;
•	the availability of pipeline capacity and transportation facilities;
•	the ability of our operators to comply with applicable governmental laws and regulations and to obtain permits and governmental approvals;
•	federal and state legislative and regulatory initiatives relating to hydraulic fracturing;
•	future operating results;
•	future cash flows and liquidity, including our ability to generate sufficient cash to pay quarterly distributions;
•	exploration and development drilling prospects, inventories, projects, and programs;
•	operating hazards faced by our operators;
•	the ability of our operators to keep pace with technological advancements;
•	the level of drilling activity by our operators; and
•	certain factors discussed elsewhere in this prospectus.

If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus, those documents incorporated by reference herein, and those documents which we have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

You should also consider carefully the information incorporated by reference in, “Risk Factors” and other sections of this prospectus, and the documents we incorporate by reference and any prospectus supplement, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, and the documents we incorporate by reference.

Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

USE OF PROCEEDS

We will not receive any proceeds from sales of the shares of our Common Stock covered by this prospectus by any of the Selling Stockholders. The proceeds from the sale of the Common Stock covered by this prospectus are solely for the accounts of the Selling Stockholders.

We will bear all costs, expenses and fees in connection with the registration of the shares. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the Selling Stockholders.

SELLING STOCKHOLDERS

This reoffer prospectus covers the reoffer and resale by the Selling Stockholders listed below of an aggregate of up to 230,677 shares of our Common Stock previously issued under the Plan, which constitute “restricted securities” or “control securities” within the meaning of Form S-8.

The following table sets forth, as of August 13, 2020, the number of shares beneficially owned by each current Selling Stockholder. The number of shares in the column “Number of Shares of Our Common Stock Beneficially Owned Prior to the Offering” represents the total number of shares that a Selling Stockholder currently owns or has the right to acquire within sixty (60) days of August 13, 2020. The number of shares in the column “Number of Shares of Our Common Stock that May be Sold” represents all of the shares that a Selling Stockholder may offer under this reoffer prospectus. The table and footnotes assume that the Selling Stockholders will sell all of the shares listed in the column “Number of Shares of Our Common Stock that May be Sold.” However, because the Selling Stockholders may sell all or some of their shares under this reoffer prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the Selling Stockholders or that will be held by the Selling Stockholders after completion of any sales. We do not know how long the Selling Stockholders will hold the shares before selling them. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The Selling Stockholders have not had a material relationship with us within the past three years other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities.

Information concerning the Selling Stockholders may change from time to time and changed information will be presented in a supplement to this reoffer prospectus if and when necessary and required. If, subsequent to the date of this reoffer prospectus, we grant additional awards to the Selling Stockholders or to other affiliates under the Plan, we intend to supplement this reoffer prospectus to reflect such additional awards and the names of such affiliates and the amounts of securities to be reoffered by them.

The address of each Selling Stockholder is c/o Panhandle Oil and Gas Inc., 1601 NW Expressway, Suite 1100, Oklahoma City, Oklahoma 73118.

Name of Selling	Position with	Number of	Number of	Number of	Percentage
Stockholder	the Company	Shares of Our	Shares of Our	Shares of Our	of Shares of
		Common Stock	Common Stock	Common Stock	Our Common
		Beneficially	that May be Sold	Beneficially	Stock
		Owned Prior to		Owned After	Beneficially
		the Offering		the Offering	Owned After
					The Offering
Mark T. Behrman	Director	9,907	9,907	-	0%
Lee M. Canaan	Director	13,773	13,773	-	0%
Raphael D’Amico	VP, CFO & Corporate Secretary	44,519	44,519	-	0%
Peter B. Delaney	Director	8,421	8,421	-	0%
Christopher T. Fraser	Director	8,976	8,976	-	0%
Robert E. Robotti	Former Director	12,106	12,106	-	0%
Chad L. Stephens	President & CEO	99,820	99,820	-	0%
Freda R. Webb	VP of Operations	33,155	33,155	-	0%
Total		230,677	230,677	-

DESCRIPTION OF CAPITAL STOCK

General

The following is a description of what we consider to be the most important terms of our capital stock and some of the rights of our shareholders.  This description summarizes the material terms and provisions of our capital stock. This summary does not purport to be complete and it may not describe every aspect of our capital stock, the rights of our shareholders, or other information that may be important to you. It is qualified in its entirety by the provisions of our Certificate of Incorporation and Bylaws, each as amended and collectively referred to as our “Charter Documents”, which are incorporated by reference in this prospectus. For a complete description of our capital stock, we urge you to read our Charter Documents because they, and not this description, define the rights of holders of our capital stock. See “Where You Can Find More Information” for information on how to obtain copies of our Charter Documents.

We are authorized to issue up to 24,000,500 shares of Common Stock. As of August 13, 2020, there were 230,677 shares of our Common Stock issued and outstanding and an additional 300,235 shares of Common Stock reserved for issuance under the Panhandle Oil and Gas Inc. 2010 Restricted Stock Plan.  All outstanding shares of Common Stock are fully paid and nonassessable.

Common Stock

Voting Rights

Holders of our Common Stock are entitled to one vote for each share on all matters submitted to a shareholder vote.  Holders of Common Stock do not have cumulative voting rights.

Each outstanding share of our Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as otherwise provided in our Certificate of Incorporation.   Except as otherwise provided by the Oklahoma General Corporation Act, or OGCA, or our Charter Documents, if a quorum is present: (a) at a meeting of shareholders for an uncontested election of directors, directors shall be elected by a majority of the votes of the shares of our Common Stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors; (b) at a meeting of shareholders for a contested election of directors, directors shall be elected by a plurality of the votes of the shares of our Common Stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors; and (c) action on any matter other than the election of directors shall be approved by a majority of the votes of the shares of our Common Stock present in person or represented by proxy at the meeting and entitled to vote on the action.

Our Bylaws provide for the division of our board of directors into three classes, each class consisting as nearly as possible of one-third of the whole board.  The term of office of one class of directors expires each year, with each class of directors elected for a term of three years and until their successors are duly elected and qualified or until their earlier death, resignation or removal.

Any action that the shareholders could take at a meeting may be taken without a meeting if one or more written consents, setting forth the action taken, shall be signed and dated, before or after such action, by the holders of our Common Stock entitled to vote thereon having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.   The consent shall be delivered to us for inclusion in the minutes or filing with the corporate records.  We will give notice of any action so taken to any shareholders who did not give their written consent.  Under our Bylaws and Oklahoma law in effect prior to November 1, 2017, unanimous consent of the holders of our outstanding Common Stock is required to take action by written consent in lieu of a shareholders meeting for as long as we have a class of securities listed on a national exchange and at least 1,000 shareholders of record.  However, Section 1073.B. of the OGCA has been revised effective November 1, 2017 to remove the unanimous consent requirement.  We anticipate that we will make any necessary amendments to our Bylaws, if any, to be consistent with the revised Section 1073.B. of the OGCA.

In addition, Section 1056.B. of the OGCA provides that a written consent to elect directors may be used in lieu of holding an annual meeting of the shareholders only if the consent is unanimous or if “all of the directorships to which directors could be elected at an annual meeting held at the effective time of the action are vacant and are filled by the action.”

Our Bylaws can be adopted, amended or repealed by a majority of the whole board of directors or by the holders of 66 2/3% of the outstanding shares of Common Stock entitled to vote.

Liquidation

In the event of a liquidation, dissolution or winding up, each outstanding share of Common Stock entitles its holder to participate pro-rata in all assets that remain after payment of liabilities and after providing for any class of stock, if any, having preference over the Common Stock.

Dividends

The holders of Common Stock are entitled to receive dividends if, as and when declared by the board of directors out of funds legally available therefore, subject to the limitations contained in the OGCA and the dividend preferences of any outstanding shares of preferred stock, if any.

Redemption, Conversion Rights and Preemptive Rights

The holders of our Common Stock do not possess redemption rights, conversion rights or preemptive rights. The rights, preferences and privileges of the holders of our Common Stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Other Provisions

The Common Stock to be offered by any applicable prospectus supplement has been, or will be, duly and validly authorized by the Company, and, upon issuance and sale in accordance with the applicable prospectus supplement, will be duly and validly issued, fully paid and non-assessable.

Transfer Agent

The transfer agent and registrar for our Common Stock is Computershare. Its address is Meidinger Tower, 462 S. 4th Street, Louisville, KY 40202, and its telephone number is (502) 301-6000.

Listing

Our Common Stock is listed on the NYSE under the symbol “PHX.”

Anti-Takeover Provisions of Our Charter Documents

Some provisions of Oklahoma law and our Charter Documents contain provisions that could make certain transactions, such as takeovers, more difficult.  These provisions, which are summarized below, may also have the effect of preventing changes in our management.  It is possible that these provisions could make it more difficult to accomplish or could deter transactions that shareholders may otherwise consider to be in their best interest or in our best interest, including transactions that might result in a premium over the market price of our shares.  Therefore, these provisions could adversely affect the price of our securities.

These provisions are expected to discourage coercive takeover practices and inadequate takeover bids.  These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us.  We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our Bylaws provide that shareholders seeking to bring business before or to nominate candidates for election as directors at an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. With respect to the nomination of directors, to be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices (i) with respect to an election of directors to be held at an annual meeting of shareholders, not later than 90 days nor more than 120 days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of shareholders of the Company, and (ii) with respect to an election of directors to be held at a special meeting of shareholders, not later than 90 days nor more than 120 days prior to such special meeting or the tenth day following the day on which public announcement of the date of the special meeting is first made. With respect to other business to be brought before an annual meeting of shareholders, to be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not later than 90 days nor more than 120 days prior to the anniversary date of the proxy statement for the immediately preceding annual meeting of shareholders of the Company. Our Bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may preclude shareholders from bringing matters before an annual meeting of shareholders or from making nominations for directors at an annual meeting of shareholders or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

No Cumulative Voting

The OGCA provides that shareholders are not entitled to the right to cumulate votes in the election of directors unless our Certificate of Incorporation provides otherwise. Our Certificate of Incorporation does not expressly provide for cumulative voting. Under cumulative voting, a minority shareholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors.

Oklahoma Business Combination Statute

Under the OGCA, mergers, consolidations, and sales of substantially all of the assets of an Oklahoma corporation must generally be approved by a vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon. We are subject to Section 1090.3 of the OGCA which restricts certain transactions between an Oklahoma corporation (or its majority owned subsidiaries) and a holder of 15% or more of the corporation’s outstanding voting stock, together with affiliates or associates thereof (excluding persons who were 15% shareholders on September 1, 1991, or who become such by action of the corporation alone).

In general, Section 1090.3 of the OGCA prevents an “interested shareholder” from engaging in a “business combination” with us for three years following the date the person became an interested shareholder, unless:

•

prior to the date the person became an interested shareholder, our board of directors approved the transaction in which the interested shareholder became an interested shareholder or approved the business combination;

•

upon consummation of the transaction that resulted in the interested shareholder becoming an interested shareholder, the interested shareholder owns stock having at least 85% of all voting power at the time the transaction commenced, excluding stock held by our directors who are also officers and stock held by certain employee stock plans; or

•

on or subsequent to the date of the transaction in which the person became an interested shareholder, the business combination is approved by our board of directors and authorized at a meeting of shareholders by the affirmative vote of the holders of two-thirds of all voting power not attributable to shares owned by the interested shareholder.

An “interested shareholder” is defined, generally, as any person that owns stock having 15% or more of all of our voting power, any person that is an affiliate or associate of us and owned stock having 15% or more of all of our voting power at any time within the three-year period prior to the time of determination of interested shareholder status, and any affiliate or associate of such person.

A “business combination” includes:

•	any merger or consolidation involving us and an interested shareholder;
•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition to or with an interested shareholder of 10% or more of our assets;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by us of any of our stock to an interested shareholder;
•	any transaction involving us that has the effect of increasing the proportionate share of the stock of any class or series or voting power owned by the interested shareholder;
•	the receipt by an interested shareholder of any loans, guarantees, pledges or other financial benefits provided by or through us; or
•	any share acquisition by the interested shareholder pursuant to Section 1090.1 of the OGCA.

The OGCA allows companies to exempt themselves from the requirements of Section 1090.3 of the OGCA by adopting an amendment to their Certificate of Incorporation.  We have not adopted such an amendment.

Oklahoma Control Share Statute

Oklahoma law contains control share acquisition provisions in Sections 1145 through 1155 of the OGCA.  In general, Section 1145 of the OGCA defines “control shares” as our issued and outstanding shares that, in the absence of the Oklahoma control share statute, would have voting power, when added to all of our other shares that are owned, directly or beneficially, by an acquiring person or over which the acquiring person has the ability to exercise voting power, that would entitle the acquiring person, immediately after the acquisition of the shares to exercise, or direct the exercise of, such voting power in the election of directors within any of the following ranges of voting power:

•	one-fifth (1/5) or more but less than one-third (1/3) of all voting power;
•	one-third (1/3) or more but less than a majority of all voting power; or
•	a majority of all voting power.

A “control share acquisition” means the acquisition by any person of ownership of, or the power to direct the exercise of voting power with respect to, “control shares.” After a control share acquisition occurs, the acquiring person is subject to limitations on the ability to vote such control shares. Specifically, Section 1149 of the OGCA provides that under most control share acquisition scenarios, “the voting power of control shares having voting power of one-fifth (1/5) or more of all voting power is reduced to zero unless the shareholders of the issuing public corporation approve a resolution according the shares the same voting rights as they had before they became control shares.” Section 1153 of the OGCA provides the procedures for obtaining shareholder consent of a resolution of an “acquiring person” to determine the voting rights to be accorded the shares acquired or to be acquired in the control share acquisition.

Staggered Board of Directors

Our Bylaws provide for the division of our board of directors into three classes, each class consisting as nearly as possible of one-third of the whole board.  The term of office of one class of directors expires each year, with each class of directors elected for a term of three years and until their successors are duly elected and qualified or until their earlier death, resignation or removal.   Our Bylaws and Section 1027 of the OGCA permits the removal of any member of our board of directors only for cause. These provisions could impede a merger, takeover or other business combination involving us or discourage a potential acquirer from making a tender offer for our Common Stock.

In addition, our Bylaws provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by a majority of the directors then in office, even if less than a quorum.

Shareholder Meetings

Our Bylaws provide that a special meeting of shareholders, other than those required by Oklahoma law, may only be called by or at the request of the board of directors.

Preferred Stock

Our Certificate of Incorporation authorizes our board of directors to reclassify any of our authorized and unissued capital stock into preferred stock in one or more series.  For any particular series of preferred stock that we may issue, our board of directors will determine the rights, preferences and other material terms of that series of preferred stock, including:

•	the specific designation;
•	the number of shares offered;
•	the purchase price;
•	the dividend rate, period and payment date and method of calculation for dividends (if any);
•	the liquidation preference amount (if any);
•	the voting rights (if any);
•	the terms on which the series will be convertible into or exchangeable for other securities or property (if any);
•	the redemption terms (if any);
•	whether the preferred stock will be listed on any securities exchange or market;
•	whether the holders of the preferred stock will have registration rights;
•	whether the holders of the preferred stock will have preemptive rights; and
•	any other specific terms that apply to that series of preferred stock.

Although our board of directors has no intention to do so, we could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that any number of the holders of our Common Stock might believe to be in their best interest or in which the holders of our Common Stock might receive a premium for their shares of our Common Stock over the market price of our Common Stock.   The board of directors, however, does not intend to issue blank check preferred stock for anti-takeover purposes in the future and, to the extent anti-takeover measures are ever contemplated, the board of directors will put such action to a vote of its shareholders.  The issuance of preferred stock may adversely affect the holders of our Common Stock, including, without limitation, by restricting dividends on our Common Stock, diluting the voting power of our Common Stock or subordinating the liquidation rights of our Common Stock.  As a result of these and other factors, the issuance of preferred stock could have an adverse impact on the market price of our Common Stock.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of its transferees, distributees, pledgees or donees or their successors may, from time to time, sell any or all of their securities covered hereby on the NYSE or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange/NYSE;
•	privately negotiated transactions;
•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

If the Selling Stockholder effects such transactions by selling shares of our Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholder or commissions from purchasers of our Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

From time to time, one or more of the Selling Stockholders may distribute, devise, gift, pledge, hypothecate or grant a security interest in some or all of the shares of Common Stock owned by them. Any such distributees, devisees or donees will be deemed to be Selling Stockholders. Any such pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be Selling Stockholders.

The Selling Stockholder and any broker-dealer participating in the distribution of our Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholder and any discounts, commissions or concessions allowed, reallowed or paid to broker-dealers.

The Selling Stockholder may choose not to sell any or may choose to sell less than all of our Common Stock registered pursuant to the registration statement, of which this reoffer prospectus forms a part.

The Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our Common Stock.

We will pay the expenses of the registration of our Common Stock sold by the Selling Stockholders, including, without limitation, SEC filing fees, compliance with state securities or “blue sky” laws; provided, however, that the Selling Stockholder will pay all underwriting discounts and selling commissions, if any. As and when we are required to update this reoffer prospectus, we may incur additional expenses.

Once sold under the registration statement, of which this reoffer prospectus forms a part, our Common Stock will be freely tradable in the hands of persons other than our affiliates. We have notified the Selling Stockholders of the need to deliver a copy of this reoffer prospectus in connection with any sale of the shares.

In order to comply with certain state securities laws, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from regulation or qualification is available and is complied with. Sales of shares must also be made by the Selling Stockholders in compliance with all other applicable state securities laws and regulations.

In addition to any shares sold hereunder, Selling Stockholders may, at the same time, sell any shares of Common Stock owned by them in compliance with all of the requirements of Rule 144, regardless of whether such shares are covered by this reoffer prospectus.

LEGAL MATTERS

The validity of the issuance of the shares of Common Stock offered in this prospectus will be passed upon for us by Baker & Hostetler LLP, Houston, Texas.

EXPERTS

Independent Accountants

The consolidated financial statements of Panhandle Oil and Gas, Inc. appearing in Panhandle Oil and Gas, Inc.’s Annual Report (Form 10-K) for the year ended September 30, 2019, and the effectiveness of Panhandle Oil and Gas Inc.’s internal control over financial reporting as of September 30, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Petroleum Engineers

Estimates of the oil and natural gas reserves of the Company and related future net cash flows and the present values thereof incorporated by reference in this prospectus were based upon reserve reports prepared by DeGolyer and MacNaughton as of September 30, 2019, 2018 and 2017. All such information incorporated by reference herein has been included in reliance on the authority of said firm as an expert in petroleum engineering.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus from the date on which we file that document. Any reports filed by us with the SEC (i) on or after the date of filing of the registration statement of which this prospectus is a part and (ii) on or after the date of this prospectus and before the termination of the offering of the securities by means of this prospectus will automatically update and, where applicable, supersede information contained in this prospectus or incorporated by reference into this prospectus.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the registration statement of which this prospectus forms a part, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019, or the Annual Report, as filed with the SEC on December 13, 2019;
(b)

The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ending December 31, 2019 and June 30, 2020, as filed with the SEC on February 5, 2020 and August 13, 2020, respectively; and the Company’s Quarterly Report on form 10-QA for the quarterly period ending March 31, 2020, as filed with the SEC on July 29, 2020.

(c)

The Company’s Current Reports on Form 8-K and Form 8-K/A (other than information furnished rather than filed) filed with the SEC on January 17, 2020, February 25, 2020, March 9, 2020, March 10, 2020, April 3, 2020, May 8, 2020, June 25, 2020, and July 29, 2020;

(d)

The description of the Company’s Common Stock contained in the section entitled “Description of Registrant’s Securities to be Registered”, included in the Company’s Form 8-A, filed with the SEC on July 21, 2008 (File No. 001-31759) pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

(e)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

These documents contain important information about us, our business and our financial condition. You may request a copy of these filings, at no cost, by writing or telephoning us at:

1601 NW Expressway, Suite 1100

Oklahoma City, Oklahoma 73118

Phone: (405) 948-2038

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information in those documents that are deemed by the rules of the SEC to be furnished but not filed, after the date of this filing and before the termination of this offering shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and on the “Investors” page of our website at www.panhandleoilandgas.com. Information on our web site is not part of this prospectus, and we do not desire to incorporate by reference such information herein. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC like us.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement. You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus and any prospectus supplement. The securities offered under this prospectus and any prospectus supplement are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus and any prospectus supplement, is accurate only as of the date of this prospectus and prospectus supplement (if any), respectively, regardless of the time of delivery of this prospectus or any prospectus supplement, or any sale of the securities.

This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and documents. You should review the complete document to evaluate these statements.

230,677 SHARES OF COMMON STOCK

REOFFER PROSPECTUS

The date of this reoffer prospectus is August 13, 2020.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed with the Commission by the Company are incorporated by reference into this registration statement on Form S-8 (the “Registration Statement”) and are made a part hereof:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019, or the Annual Report, as filed with the SEC on December 13, 2019;
(b)

The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ending December 31, 2019 and June 30, 2020, as filed with the SEC on February 5, 2020 and August 13, 2020, respectively; and the Company’s Quarterly Report on form 10-QA for the quarterly period ending March 31, 2020, as filed with the SEC on July 29, 2020.

(c)

The Company’s Current Reports on Form 8-K and Form 8-K/A (other than information furnished rather than filed) filed with the SEC on January 17, 2020, February 25, 2020, March 9, 2020, March 10, 2020, April 3, 2020, May 8, 2020, June 25, 2020, and July 29, 2020;

(d)

The description of the Company’s Common Stock contained in the section entitled “Description of Registrant’s Securities to be Registered”, included in the Company’s Form 8-A, filed with the SEC on July 21, 2008 (File No. 001-31759) pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

(e)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of filing this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except for the documents, or portions thereof, that are “furnished” rather than filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Section 1031 of the OGCA sets forth circumstances under which directors, officers, employees, and agents may be insured or indemnified against liability which they may incur in their capacities.

Article IX of our Bylaws provides that we shall indemnify any individual who is or was our director, officer, employee, or agent, and any individual who serves or served at our request as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees) actually and reasonably incurred by, or imposed upon, him or her in connection with any proceeding in which the individual is made a party as a result of his or her service in such capacity, if the individual acted in good faith and in a manner reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, he or she had no reasonable cause to believe the conduct was unlawful, unless such indemnification would be prohibited by law. An individual will not be indemnified in connection with a proceeding by or in our right in which the individual was adjudged liable to us, unless the court in which the suit was brought determines the individual is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances.

We have entered into indemnity agreements with each of our executive officers and our directors.  These agreements provide for indemnification to the extent permitted by the OCGA.

Neither our Bylaws nor our Certificate of Incorporation include any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption From Registration Claimed

The shares of our Common Stock that may be reoffered and resold by the Selling Stockholders pursuant to the reoffer prospectus included herein were granted by the Company under the Panhandle Oil and Gas Inc. 2010 Restricted Stock Plan and were deemed to either be (1) exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, as transactions by an issuer not involving a public offering, or (2) issued under a no-sale theory.

Item 8. Exhibits

The following exhibits are filed with this registration statement or are incorporated by reference as a part of this registration statement:

Exhibit Number		Description

4.1*	-

Panhandle Oil and Gas Inc. 2010 Restricted Stock Plan (incorporated by reference to the registrant’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on January 22, 2014).

4.2*	-

Amendment No. 1 to Panhandle Oil and Gas Inc. 2010 Restricted Stock Plan (incorporated by reference to the registrant’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on January 23, 2020).

5.1	-	Opinion of Baker & Hostetler LLP as to the legality of the securities being registered.
23.1	-	Consent of Ernst & Young LLP.
23.2	-	Consent of DeGolyer and MacNaughton.
23.3	-	Consent of Baker & Hostetler LLP. (contained in Exhibit 5.1).
24.1	-	Powers of Attorney (included on signature page).
* Previously Filed

Item 9. Undertakings

(a)           The Company hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

However, paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Oklahoma City, Oklahoma, August 13, 2020.

PANHANDLE OIL AND GAS INC.

/s/ Chad L. Stephens
Chad L. Stephens
Chief Executive Officer
(Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Chad L. Stephens and Ralph D’Amico, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution for him and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Chad L. Stephens	Chief Executive Officer	August 13, 2020
Chad L. Stephens	(Principal Executive Officer)

/s/ Ralph D’Amico	Chief Financial Officer, Treasurer, and Secretary	August 13, 2020
Ralph D’Amico	(Principal Financial and Accounting Officer)

/s/ Mark T. Behrman	Lead Independent Director	August 13, 2020
Mark T. Behrman

/s/ Lee M. Canaan	Director	August 13, 2020
Lee M. Canaan

/s/ Peter B. Delaney	Director	August 13, 2020
Peter B. Delaney

/s/ Christopher T. Fraser	Director	August 13, 2020
Christopher T. Fraser